Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

a.Registration Statement (Form S-8 No. 333-221390) pertaining to the Funko, Inc. 2017 Incentive Award Plan,
b.Registration Statement (Form S-8 No. 333-234456) pertaining to the Funko, Inc. 2019 Incentive Award Plan, and
c.Registration Statement (Form S-3 No. 333-230964) of Funko, Inc.;

of our report dated March 3, 2022, with respect to the consolidated financial statements and schedule of Funko, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Funko, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Seattle, Washington
March 3, 2022